EXHIBIT 9.3


                                 June 16, 1997

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts 02171

Ladies and Gentlemen:

     This is to advise you that Artisan Funds, Inc. has established a new series of shares to be known as Artisan Mid Cap Fund. In accordance with the Additional Funds provision in Article 10 of the Transfer Agency and Service Agreement dated March 7, 1997, between Artisan Funds, Inc. and State Street Bank and Trust Company, as amended by Amendment to Transfer Agency and Service Agreement, dated January 9, 1997, Artisan Funds, Inc. hereby requests that you act as Transfer Agent for the new series under the terms of the Transfer Agency and Service Agreement.

     Please indicate your acceptance of this appointment as Transfer Agent by executing three copies of this Letter Agreement, returning two copies to us and retaining one copy for your records.

                                ARTISAN FUNDS, INC.

                                By: /s/John M. Blaser

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                                    John M. Blaser
                                    Chief Financial Officer

Agreed to this 24 day of June, 1997

STATE STREET BANK AND TRUST COMPANY

By:  /s/ Ronald Logue
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     Name:  Ronald Logue
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     Title: Executive Vice President
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